Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
MInneapolis, MN 55416
763 545 1730 Tel
763 656 5400 Fax
News Release
Pentair Reports Second Quarter Net Income Per Share from Continuing Operations of $0.33; Adjusted EPS of $0.38

•	Reports second quarter sales of $694 million, down 23 percent year-over-year.

•	Delivers $131 million of free cash flow; on track to deliver over $225 million for full year

•	Effectively executing against restructuring actions as all events are on schedule or completed.

•	Introduces third quarter adjusted EPS guidance of $0.35 to $0.45 and maintains full year sales, earnings and free cash flow guidance.
All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations as well as GAAP and Non-GAAP reconciliations are in the attached financial tables.
MINNEAPOLIS, Minn. — July 21, 2009 — Pentair, Inc. (NYSE: PNR) today announced second quarter 2009 net earnings per diluted share from continuing operations (EPS) of $0.33. This represents a decrease of 77 percent as compared to the $1.41 of EPS in the second quarter last year. Current period results include a negative $0.02 per share impact from restructuring charges and a negative $0.03 per share charge from the early redemption of bonds. Adjusting for these items, second quarter 2009 EPS was $0.38, compared to adjusted second quarter 2008 EPS of $0.70, a decrease of 46 percent.
Total company sales decreased 23 percent to $694 million, compared with $898 million in the second quarter of 2008. The company delivered second quarter operating income of $64 million. On an adjusted basis, the company delivered operating income of $67 million versus $120 million in the year-ago quarter. The company’s adjusted operating income in the current quarter excludes the impact of additional severance charges associated with the second quarter elimination of 100 positions not included in prior restructuring. Overall, adjusted operating margins for the second quarter contracted 370 basis points to 9.6 percent. The positive impact from productivity and price did not offset the significant negative impact related to lower volumes.
Total company free cash flow was positive $131 million for the quarter. Year-to-date the company has generated $98 million of free cash flow, which is $39 million more than was generated in the first half of 2008. The company said it remains on track to achieve free cash flow greater than $225 million for 2009, driven by improvements in working capital.
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“Overall we continue to make tremendous progress against our cost actions as well as to drive strong free cash flow generation. While a few of our markets are showing signs of improvement, most continue to remain soft, as expected,” said Randall J. Hogan, Pentair chairman and chief executive officer.
Second Quarter Business Highlights
The Water Group delivered $487 million in sales, an 18 percent decline year-over-year. Sales were down 17 percent excluding the formation of the Pentair Residential Filtration (PRF) business with General Electric’s (GE) Water and Process Technologies unit, which added two points of growth, and foreign exchange, which reduced sales by three points.
•	Global Flow Technologies sales were down 17 percent versus the year-ago quarter, as sales increases of pump equipment for North American municipal markets did not outpace declines in residential, commercial and agricultural markets.

•	Global Filtration sales were down 14 percent, or down 17 percent in local currencies and excluding the increased sales associated with the formation of PRF. Sales increases in desalination markets did not offset declines in residential, industrial and foodservice markets.

•	Global Pool and Spa sales were down 16 percent as a sequential uptick in second quarter sales associated with the summer pool season was not enough to overcome the prolonged decline in North American residential pool markets.
The Water Group’s second quarter reported operating income totaled $50 million, down 16 percent as compared to $59 million in the same period last year. In the quarter, the Water Group had $1 million in pre-tax restructuring charges associated with severance from recently announced additional headcount reductions. Excluding these items, second quarter 2009 adjusted operating income was $51 million, down 38 percent versus second quarter 2008 adjusted operating income of $82 million. Adjusted operating margins of 10.5 percent were down 330 basis points as benefits from productivity and price did not offset the negative impact from volume declines, inflation, pay-as-you-go restructuring costs, and integration expenses associated with the formation of PRF.
Technical Products delivered second quarter 2009 sales of $207 million, a decrease of 32 percent versus the year-earlier period. Sales were down 30 percent excluding the impact of foreign exchange.
•	Global Electrical sales were down 28 percent as industrial customers dramatically slowed their capital projects and distributors aggressively reduced inventory levels.

•	Global Electronic sales were down 32 percent as each major vertical market contracted led by Datacom, which was down over 50 percent.
Technical Products’ second quarter reported operating income totaled $24 million, down 53 percent compared to $50 million in the same quarter last year. Adjusting for a restructuring charge, operating income was $25 million. Adjusted operating margins were 12.0 percent, down 440 basis points versus the second quarter 2008. In the quarter, the benefits from productivity and price did not offset the negative impact from volume declines and foreign exchange.
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“Second quarter results were generally in line with our expectations and guidance. Sales came in at the low end, as our Technical Products and Water European businesses could not overcome extremely soft April and May months. North America residential markets are beginning to improve or at least stabilize while commercial and industrial markets remain uncertain,” Hogan said. “Also as expected, the solid progress we are making to reduce fixed and variable cost enabled margins in Water to rise back up above ten percent while Technical Products achieved twelve percent adjusted margins. So, our actions are yielding solid results and we continue to position our businesses for significant upside when markets recover.”
Outlook
The company introduces its third quarter reported 2009 EPS guidance range of $0.32 to $0.42. Adjusting for charges associated with new restructuring actions, third quarter EPS is expected to be $0.35 to $0.45, down approximately 29 percent year-over-year when using the midpoint of the guidance range. Third quarter sales are expected to be down over 20 percent.
The company maintains its full year 2009 EPS guidance to equal or exceed $1.40, which would be down 46 percent when compared to reported full year 2008 EPS or down 36 percent when 2008 EPS is adjusted for non-recurring items (see attached 2008 reconciliation table). The company expects full year 2009 EPS on both a reported and adjusted basis will be comparable as restructuring and other charges in 2009 are expected to be similar in size to anticipated gains from other nonrecurring items.
“We anticipate that the benefits we have achieved and expect to realize from our productivity actions will continue to accelerate in the second half of 2009,” said Hogan. “We remain excited about our new product introductions, global growth prospects in many markets and our ability to support infrastructure projects included in the government stimulus package. A good example is last week’s announcement that our Engineered Flow business won a $65 million municipal water contract, which highlights our strength in this key North American market.”
“We expect the second half of 2009 will show continued earnings improvement as we realize more benefits from our productivity and cost actions and our year over year sales comparisons become less difficult,” Hogan added.
Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and third quarter and full year 2009 guidance on a two-way conference call with investors and a live audio webcast at 12:00 p.m. Eastern today. Reconciliation of non-GAAP financial measures are set forth in the attachments to this second quarter 2009 earnings release and in the second quarter 2009 earning release conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The web cast and presentation will be archived at the same site following the conclusion of the conference call.
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Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as the breadth and severity of the global economic downturn; the strength of housing and related markets; the ability to implement our restructuring and other cost reduction plans successfully and the risk that expected benefits may not be fully realized or may take longer to realize than expected; foreign currency effects; retail and industrial demand; product introductions; and pricing and other competitive pressures, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
About Pentair, Inc.
Pentair (www.pentair.com) is a diversified operating company headquartered in Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that house and protect sensitive electronics and electrical components. With 2008 revenues of $3.35 billion, Pentair employs approximately 13,100 people worldwide.
Pentair Contacts:
Todd Gleason
Vice President, Strategic Planning & Investor Relations
Tel.: (763) 656-5570
E-mail: todd.gleason@pentair.com

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
	June 27	June 28	June 27	June 28
In thousands, except per-share data	2009	2008	2009	2008

Net sales	$693,712	$898,378	$1,327,552	$1,728,524
Cost of goods sold	497,233	619,968	961,841	1,199,420

Gross profit	196,479	278,410	365,711	529,104
% of net sales	28.3%	31.0%	27.6%	30.6%
Selling, general and administrative	119,104	145,610	236,379	283,713
% of net sales	17.1%	16.2%	17.8%	16.4%
Research and development	13,815	15,818	28,558	31,082
% of net sales	2.0%	1.8%	2.2%	1.8%
Legal settlement	—	20,435	—	20,435

Operating income	63,560	96,547	100,774	193,874
% of net sales	9.2%	10.7%	7.6%	11.2%

Other (income) expense:

Gain on sale of interest in subsidiaries	—	(109,648)	—	(109,648)
Equity losses of unconsolidated subsidiary	279	847	556	1,764
Loss on early extinguishment of debt	4,804	—	4,804	—
Net interest expense	9,833	15,862	21,617	31,951
% of net sales	1.4%	1.8%	1.6%	1.9%

Income from continuing operations before income taxes and noncontrolling interest	48,644	189,486	73,797	269,807
Provision for income taxes	16,217	49,649	23,649	77,507

Income from continuing operations	32,427	139,837	50,148	192,300

Loss from discontinued operations, net of tax	—	(1,102)	—	(2,138)

Loss on disposal of discontinued operations, net of tax	(78)	—	(68)	(7,137)

Net income before noncontrolling interest	32,349	138,735	50,080	183,025
Noncontrolling interest	421	—	887	—

Net income attributable to Pentair, Inc.	$31,928	$138,735	$49,193	$183,025

Net income from continuing operations attributable to Pentair, Inc.	$32,006	$139,837	$49,261	$192,300

Earnings (loss) per common share attributable to Pentair, Inc.
Basic
Continuing operations	$0.33	$1.43	$0.51	$1.96
Discontinued operations	—	(0.01)	—	(0.09)

Basic earnings per common share	$0.33	$1.42	$0.51	$1.87

Diluted
Continuing operations	$0.33	$1.41	$0.50	$1.93
Discontinued operations	—	(0.01)	—	(0.09)

Diluted earnings per common share	$0.33	$1.40	$0.50	$1.84

Weighted average common shares outstanding
Basic	97,507	98,062	97,445	98,172
Diluted	98,422	99,509	98,145	99,462

Cash dividends declared per common share	$0.18	$0.17	$0.36	$0.34

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 27	December 31	June 28
In thousands	2009	2008	2008

Assets
Current assets
Cash and cash equivalents	$38,118	$39,344	$74,616
Accounts and notes receivable, net	462,106	461,081	551,653
Inventories	362,743	417,287	424,277
Deferred tax assets	51,465	51,354	51,961
Prepaid expenses and other current assets	50,111	63,113	46,104
Current assets of discontinued operations	—	—	20,527

Total current assets	964,543	1,032,179	1,169,138

Property, plant and equipment, net	340,884	343,881	375,453

Other assets
Goodwill	2,106,026	2,101,851	2,152,628
Intangibles, net	504,674	515,508	554,216
Other	61,118	59,794	78,734
Non-current assets of discontinued operations	—	—	13,853

Total other assets	2,671,818	2,677,153	2,799,431

Total assets	$3,977,245	$4,053,213	$4,344,022

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$6,143	$—	$217
Current maturities of long-term debt	122	624	4,442
Accounts payable	212,973	217,898	237,302
Employee compensation and benefits	71,674	90,210	98,640
Current pension and post-retirement benefits	8,890	8,890	8,557
Accrued product claims and warranties	36,780	41,559	47,155
Income taxes	14,668	5,451	19,246
Accrued rebates and sales incentives	26,286	28,897	36,578
Other current liabilities	84,491	104,975	129,775
Current liabilities of discontinued operations	—	—	771

Total current liabilities	462,027	498,504	582,683

Other liabilities
Long-term debt	883,281	953,468	1,024,160
Pension and other retirement compensation	270,588	270,139	171,923
Post-retirement medical and other benefits	32,847	34,723	35,094
Long-term income taxes payable	26,906	28,139	24,442
Deferred tax liabilities	150,167	146,559	188,498
Other non-current liabilities	96,016	101,612	95,544
Non-current liabilities of discontinued operations	—	—	1,483

Total liabilities	1,921,832	2,033,144	2,123,827

Shareholders’ equity	2,055,413	2,020,069	2,220,195

Total liabilities and shareholders’ equity	$3,977,245	$4,053,213	$4,344,022

Days sales in accounts receivable (13 month moving average)	61	57	56
Days inventory on hand (13 month moving average)	89	79	75
Days in accounts payable (13 month moving average)	62	59	58

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
	June 27	June 28
In thousands	2009	2008

Operating activities
Net income before noncontrolling interest	$50,080	$183,025
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Loss from discontinued operations	—	2,138
Loss on disposal of discontinued operations	68	7,137
Equity losses of unconsolidated subsidiary	556	1,764
Depreciation	29,634	30,335
Amortization	14,601	13,101
Deferred income taxes	464	21,037
Stock compensation	9,087	11,932
Excess tax benefits from stock-based compensation	(582)	(776)
Gain on sale of assets	(286)	(443)
Gain on sale of interest in subsidiaries	—	(109,648)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	1,556	(83,345)
Inventories	55,703	(20,776)
Prepaid expenses and other current assets	13,532	(7,854)
Accounts payable	(3,436)	11,869
Employee compensation and benefits	(21,821)	(18,265)
Accrued product claims and warranties	(4,792)	(2,366)
Income taxes	9,066	3,182
Other current liabilities	(23,234)	31,084
Pension and post-retirement benefits	(1,433)	3,320
Other assets and liabilities	(2,205)	4,986

Net cash provided by (used for) continuing operations	126,558	81,437
Net cash provided by (used for) operating activities of discontinued operations	(1,408)	(5,963)

Net cash provided by (used for) operating activities	125,150	75,474

Investing activities
Capital expenditures	(28,850)	(26,191)
Proceeds from sale of property and equipment	563	3,802
Acquisitions, net of cash acquired or received	—	6,237
Divestitures	920	29,959
Other	(10)	—

Net cash provided by (used for) investing activities	(27,377)	13,807

Financing activities
Net short-term borrowings (repayments)	6,024	(13,965)
Proceeds from long-term debt	400,000	279,405
Repayment of long-term debt	(470,187)	(297,740)
Debt issuance costs	(50)	(50)
Excess tax benefits from stock-based compensation	582	776
Proceeds from exercise of stock options	996	2,175
Repurchases of common stock	—	(21,721)
Dividends paid	(35,433)	(33,747)

Net cash provided by (used for) financing activities	(98,068)	(84,867)

Effect of exchange rate changes on cash and cash equivalents	(931)	(593)

Change in cash and cash equivalents	(1,226)	3,821
Cash and cash equivalents, beginning of period	39,344	70,795

Cash and cash equivalents, end of period	$38,118	$74,616

Free cash flow

Net cash provided by (used for) continuing operations	$126,558	$81,437
Capital expenditures	(28,850)	(26,191)
Proceeds from sale of property and equipment	563	3,802

Free cash flow	$98,271	$59,048

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Six Months	First Qtr	Second Qtr	Six Months
In thousands	2009	2009	2009	2008	2008	2008

Net sales to external customers
Water	$423,932	$486,990	$910,922	$544,686	$594,118	$1,138,804
Technical Products	209,908	206,722	416,630	285,460	304,260	589,720

Consolidated	$633,840	$693,712	$1,327,552	$830,146	$898,378	$1,728,524

Intersegment sales
Water	$289	$198	$487	$372	$139	$511
Technical Products	233	600	833	1,138	1,034	2,172
Other	(522)	(798)	(1,320)	(1,510)	(1,173)	(2,683)

Consolidated	$—	$—	$—	$—	$—	$—

Operating income (loss)
Water	$26,976	$49,781	$76,757	$65,035	$59,475	$124,510
Technical Products	20,462	23,578	44,040	45,337	49,732	95,069
Other	(10,224)	(9,799)	(20,023)	(13,045)	(12,660)	(25,705)

Consolidated	$37,214	$63,560	$100,774	$97,327	$96,547	$193,874

Operating income as a percent of net sales
Water	6.4%	10.2%	8.4%	11.9%	10.0%	10.9%
Technical Products	9.7%	11.4%	10.6%	15.9%	16.3%	16.1%
Consolidated	5.9%	9.2%	7.6%	11.7%	10.8%	11.2%

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2009	2009	2009	2009	2009

Net sales	$633,840	$693,712	$675,000-$705,000	$670,000-$700,000	approx $2,700M

Operating income — as reported	37,214	63,560	65,000 — 75,000	69,000 — 79,000	approx 244,000
% of net sales	5.9%	9.2%	approx 10%	approx 11%	approx 9.0%
Adjustments:
Restructuring & other	2,824	2,944	5,000	—	approx 11,000

Operating income — as adjusted	40,038	66,504	70,000 — 80,000	69,000 — 79,000	approx 255,000
% of net sales	6.3%	9.6%	approx 11%	approx 11%	approx 9.5%

Net income from continuing operations attributable to Pentair, Inc. — as reported	17,255	32,006	31,200 — 41,200	44,400 — 55,200	approx 137,000
Adjustments — tax affected
Restructuring & other	1,864	5,114	3,300	approx (10,000)	—

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	19,119	37,120	34,500 — 44,500	34,400 — 45,200	approx 137,000

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.18	$0.33	$0.32 — $0.42	$0.45 — $0.56	$1.40 or above
Adjustments	0.02	0.05	0.03	(0.10)	—

Diluted earnings per common share — as adjusted	$0.20	$0.38	$0.35 — $0.45	$0.35 — $0.46	$1.40 or above

Weighted average common shares outstanding — Diluted	97,966	98,422	98,500	98,500	approx 98,500
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2008	2008	2008	2008	2008

Net sales	$830,146	$898,378	$855,815	$767,637	$3,351,976

Operating income — as reported	97,327	96,547	85,614	45,197	324,685
% of net sales	11.7%	10.7%	10.0%	5.9%	9.7%
Adjustments:
Restructuring and asset impairment	—	2,586	15,207	28,377	46,170
Horizon settlement	—	20,435	—	—	20,435

Operating income — as adjusted	97,327	119,568	100,821	73,574	391,290
% of net sales	11.7%	13.3%	11.8%	9.6%	11.7%

Net income from continuing operations attributable to Pentair, Inc. — as reported	52,463	139,837	42,902	21,161	256,363
Adjustments — tax affected
Restructuring and asset impairment	—	1,707	10,037	18,729	30,473
Horizon settlement	—	13,487	—	—	13,487
Gain on PRF transaction	—	(85,832)	—	—	(85,832)
Bond tender	—	—	3,043	—	3,043

Net income from continuing operations attributable to Pentair, Inc. — as adjusted	52,463	69,199	55,982	39,890	217,534

Continuing earnings per common share attributable to Pentair, Inc. — diluted
Diluted earnings per common share — as reported	$0.53	$1.41	$0.43	$0.22	$2.59
Adjustments	—	(0.71)	0.13	0.19	(0.39)

Diluted earnings per common share — as adjusted	$0.53	$0.70	$0.56	$0.41	$2.20

Weighted average common shares outstanding — Diluted	99,558	99,509	99,319	98,299	99,068

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2009 to the “Adjusted” non-GAAP excluding the effect of 2009 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2009	2009	2009	2009	2009

Water
Net sales	$423,932	$486,990	$455,000 — $475,000	$450,000 — $470,000	approx $1,840M

Operating income — as reported	26,976	49,781	48,500 — 53,500	51,500 — 56,500	180,000 — 185,000
% of net sales	6.4%	10.2%	10.2% — 11.8%	11.0% — 12.6%	approx 10.0%
Adjustments — restructuring	1,464	1,460	—	—	approx 3,000

Operating income — as adjusted	28,440	51,241	48,500 — 53,500	51,500 — 56,500	183,000 — 188,000
% of net sales	6.7%	10.5%	10.2% — 11.8%	11.0% — 12.6%	approx 10.0%

Technical Products
Net sales	$209,908	$206,722	$215,000 — $220,000	$220,000 — $225,000	approx $860M

Operating income — as reported	20,462	23,578	24,000 — 29,000	30,000 — 35,000	101,500 — 106,500
% of net sales	9.7%	11.4%	10.9% — 13.5%	13.3% — 15.9%	approx 12.0%
Adjustments — restructuring	792	1,139	5,000	—	approx 7,000

Operating income — as adjusted	21,254	24,717	29,000 — 34,000	30,000 — 35,000	108,500 — 113,500
% of net sales	10.1%	12.0%	13.2% — 15.8%	13.3% — 15.9%	approx 13.0%
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2008	2008	2008	2008	2008

Water
Net sales	$544,686	$594,118	$557,976	$509,362	$2,206,142

Operating income — as reported	65,035	59,475	49,684	32,163	206,357
% of net sales	11.9%	10.0%	8.9%	6.3%	9.4%
Adjustments
Restructuring and asset impairment	—	2,157	13,438	19,628	35,223
Horizon settlement	—	20,435	—	—	20,435

Operating income — as adjusted	65,035	82,067	63,122	51,791	262,015
% of net sales	11.9%	13.8%	11.3%	10.2%	11.9%

Technical Products
Net sales	$285,460	$304,260	$297,839	$258,275	$1,145,834

Operating income — as reported	45,337	49,732	47,585	26,661	169,315
% of net sales	15.9%	16.3%	16.0%	10.3%	14.8%
Adjustments — restructuring and asset impairment	—	429	633	7,209	8,271

Operating income — as adjusted	45,337	50,161	48,218	33,870	177,586
% of net sales	15.9%	16.4%	16.2%	13.1%	15.5%